UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2012

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On November 29, 2012, Newport Corporation (the “Company”) and Gary J. Spiegel, the Company’s Senior Vice President of Sales, Marketing and Business Development, agreed that Mr. Spiegel will retire from the Company effective as of January 2, 2014.  In connection with his retirement and his agreement to remain with the Company for a transition period, Mr. Spiegel and the Company have entered into a Transition Agreement dated November 29, 2012, which is described in more detail below pursuant to subparagraph (e) of Item 5.02 of Form 8-K.

(e)                                  The Company and Mr. Spiegel have entered into a Transition Agreement dated November 29, 2012 (the “Transition Agreement”), which sets forth certain matters with respect to the terms of Mr. Spiegel’s retirement from the Company.  Pursuant to the Transition Agreement, Mr. Spiegel will assume a transition role of Vice President, Business Development (his “Transition Role”) commencing effective as of January 1, 2013 and continuing until January 2, 2014 (his “Retirement Date”).  Following his Retirement Date, Mr. Spiegel will provide consulting services to the Company relating to the Company’s business development activities until March 31, 2014, or as otherwise mutually agreed by Mr. Spiegel and the Company.

In his Transition Role, Mr. Spiegel will continue to receive a base salary at an annualized rate of $285,000 per year.  Following his Retirement Date, subject to certain conditions set forth in the Transition Agreement, Mr. Spiegel will receive (i) a retirement payment equal to $325,000, payable in a lump sum in cash (which payment shall include remuneration for his consulting services following his Retirement Date), and (ii) payment by the Company of all premiums for health insurance coverage under COBRA from his Retirement Date until December 31, 2014.

The Transition Agreement provides that, in the event of a Change in Control of the Company (as defined in the existing Severance Compensation Agreement between the Company and Mr. Spiegel dated April 1, 2008, in the form set forth in Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2008) that occurs prior to his Retirement Date, in addition to the benefits and payments provided in the Transition Agreement, Mr. Spiegel will receive an additional retirement payment equal to $142,500, as well as the benefits set forth in Sections 4(b)-(e) and 4(g) of the Severance Compensation Agreement, subject to certain conditions set forth in the Transition Agreement.  Such payment and benefits are in lieu of any other benefits under the Severance Compensation Agreement, which has been terminated effective as of the date of the Transition Agreement.

The Transition Agreement also includes (i) an agreement by Mr. Spiegel not to solicit for employment, hire or contract with any employees of the Company or its subsidiaries, and not to assist any other person or entity in doing so, for a period of five years following his Retirement Date, (ii) a release by Mr. Spiegel of all potential claims by him against the Company and its subsidiaries, and (iii) other customary terms and conditions relating to separation of employment.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1	Transition Agreement between the Registrant and Gary J. Spiegel dated November 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT CORPORATION

Date: November 30, 2012	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Transition Agreement between the Registrant and Gary J. Spiegel dated November 29, 2012.